                       FIRST AMENDMENT TO ASSUMPTION AGREEMENT

     WELLS FARGO BANK, NATIONAL ASSOCIATION, the successor in interest to First Interstate Bank of Oregon, N.A., ("Bank") and COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Columbia Sportswear"), hereby amend their March 8, 1996 Assumption Agreement ("Agreement") as follows:

     1. AMENDMENT TO SECTION 7. The second paragraph of Section 7 of the Agreement is hereby amended in its entirety to read as follows:

               "DSCR" means, as of a date, the ratio of Columbia Sportswear's EBITDA for the four most recently ended fiscal quarters to Columbia Sportswear's Fixed Charges for the four most recently ended fiscal quarters. "EBITDA" means, for any period, net income for the period, after deducting all expenses other than interest, taxes, depreciation, depletion and amortization and after eliminating all extraordinary items (as determined in accordance with generally accepted accounting principles) and all charges characterized as unusual charges by Columbia Sportswear's independent certified public accountants. "Fixed Charges" means, for any period, the total of: (i) scheduled or required principal payments of long term debt; (ii) scheduled or required payments of capitalized lease obligations; and
          (iii) interest expense.

     2. EFFECTIVE DATE. This First Amendment shall be effective on the termination of Columbia Sportswear's S corporation election for federal income tax purposes.

     3. RATIFICATION. Except as otherwise provided in this First Amendment, all of the provisions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

     4. ONE AGREEMENT. The Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

     IN WITNESS WHEREOF, this First Amendment has been duly executed by Columbia Sportswear and Bank as of March 23, 1998.

                              COLUMBIA SPORTSWEAR COMPANY


                              By:
                                  ---------------------------------
                              Title:
                                    -------------------------------

                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION


                              By:
                                  ---------------------------------
                              Title:
                                    -------------------------------

After Recording Return to:
First Interstate Bank of Oregon, N.A.
P.O. Box 3131
Portland, OR  97208


                                 ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT (the "Agreement") is made this 8 day of March, 1996 by and between COLUMBIA SPORTSWEAR COMPANY ("Columbia Sportswear") and FIRST INTERSTATE BANK OF OREGON, N.A. (the "Bank").

RECITALS:

     A. Bank loaned Columbia Sportswear the principal sum of Three Million Four Hundred Sixteen Thousand and no/100 Dollars ($3,416,000.00) (the "Loan") pursuant to that certain loan agreement dated May 19, 1994 between Bank and Columbia Sportswear (with any amendments, the "Loan Agreement"). The Loan was further evidenced by that certain promissory note dated May 19, 1994 in the original principal sum of $3,416,000.00 made by Columbia Sportswear in favor of Bank and with an original maturity date of June 1, 2009 (with any amendments, extensions or renewals, the "Note").

     B. The Loan is secured by a commercial deed of trust (with any amendments, the "Trust Deed") dated May 19, 1994 granted by Columbia Sportswear, naming Chicago Title Insurance Company as trustee in favor of Bank as beneficiary, which was subsequently amended by that certain modification agreement (the "Modification") dated the same date hereof and executed by Columbia Sportswear and Bank. The Trust Deed was recorded May 19, 1994, Recorder's Fee No. 94-079047, Multnomah County, Oregon, records. The Modification will be recorded in the Multnomah County, Oregon, real estate records. The Trust Deed, as amended by the terms of the Modification, encumbers, among other things, the real property described in Exhibit A attached to this Agreement and by this reference made a part of it (the "Real Property").

     C. The Loan is also secured by an assignment dated December 2, 1994 executed by Columbia Sportswear and Timothy P. Boyle and Don Santorufo ("Borrower"), collectively as assignor, in favor of Bank (with any amendments, the "Assignment"). The Assignment was recorded June 1, 1995 as Recorder's Fee No. 95 64429 in the Multnomah County, Oregon, real estate records.

     D. Timothy P. Boyle and Don Santorufo ("Borrower") acquired the Real Property and assumed the obligations of Columbia Sportswear under the Loan Documents (as defined

Page 1 - ASSUMPTION AGREEMENT
below) pursuant to that certain Assumption Agreement dated June 8, 1994 between Columbia Sportswear, Bank and Borrower.

     E. In connection with Columbia Sportswear's re-acquisition of the Real Property, Borrower and Columbia Sportswear desire for Columbia Sportswear to assume the obligations of Borrower to Bank under the Loan Documents (as defined below). Bank is willing to permit such an assumption under the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, which are expressly incorporated in and made a part of this Agreement, and of the mutual covenants, conditions and promises specified in this Agreement, and for other good and valuable consideration, Columbia Sportswear and Bank agree as follows:

     1. DEFINITIONS. The term "Loan Documents" shall mean all documents executed in connection with or contemplated by the Loan, together with all amendments to such documents. Loan Documents include, without limitation, the Note, the Loan Agreement, and the Trust Deed.

     Capitalized terms which are defined in the foregoing recitals or other provisions of this Agreement shall have the meaning given those terms in such recitals or other provisions. Capitalized terms which are not defined in this Agreement and are defined in the Loan Documents shall have the mean given those terms in the applicable Loan Documents.

     2. AGREEMENT FEE. As part of the consideration to induce Bank to enter into this Agreement, Columbia Sportswear, upon execution of this Agreement, shall pay to Bank a fee of One Thousand and No/100 Dollars ($1,000.00).

     3. AMOUNTS DUE ON LOAN DOCUMENTS. As of the date hereto, there remains due and owing on the Note and other Loan Documents an unpaid principal balance of Three Million Two Hundred Eighteen Thousand Three Hundred Eleven and 84/100 Dollars ($3,218,311.84).

     4. ASSUMPTION OF LIABILITY. Columbia Sportswear assumes and agrees to pay and perform all the liabilities and obligations of borrower as evidence in the Loan Agreement, Note, Trust Deed, and other Loan Documents and to abide by all the warranties and terms thereof. Columbia Sportswear agrees that payments due Bank under the Note and other Loan Documents shall be paid directly to Bank or through an escrow satisfactory to Bank. Notwithstanding anything contained in the Loan Agreement, Note, Trust Deed and other Loan Documents to the contrary, Bank shall now have full recourse to Columbia Sportswear and its assets to recover all amounts due and owing under the Loan Agreement, Note, Trust Deed and other Loan Documents. Bank hereby consents to the transfer of the Real Property by Borrower to Columbia Sportswear.

Page 2 - ASSUMPTION AGREEMENT

     5. BORROWER RELEASED. Bank agrees that the Borrower is hereby discharged and released from liability accruing after the date hereof under the Loan Agreement, Note and other Loan Documents.

     6. FINANCIAL INFORMATION. Within one hundred twenty (120) days of fiscal year-end, Columbia Sportswear shall provide to Bank annually CPA-audited financial statements. All financial statements shall be prepared in accordance with generally accepted accounting principles in form and substance acceptable to Bank and certified to be complete and accurate in all respects.

     7. DEBT SERVICE COVERAGE RATIO. During the term of the Loan, the debt service coverage ratio ("DSCR") shall not be less than 1.5:1.0. If the DSCR falls below the 1.5:1.0 ratio, the Bank may, upon thirty (30) days' written notice specifying the amount of the required reduction, require Columbia Sportswear to reduce the then outstanding principal balance of the Note by such amount that the minimum 1.5:1.0 radio will be achieved.

     The DSCR shall mean the radio of (a) the sum of net profit after Subchapter-S tax distributions plus noncash charges (such as depreciation) plus interest expense divided by (b) the sum of scheduled maturities of long term debt and capitalized lease payments plus interest expense plus nontax Subchapter-S distributions.

     8. DEFAULT. Upon any default by Columbia Sportswear under the terms of this Agreement, the Loan Agreement, the Note, the Trust Deed or other Loan Documents or upon any default by Columbia Sportswear of any of its obligations to Bank, Bank shall have all rights and remedies available to it under this Agreement, the Loan Agreement, the Note, Trust Deed and other Loan Documents, and at law or in equity, and all rights and remedies shall be cumulative and not alternative. The rights and remedies include, without limitation, declaring the entire outstanding balance of the Loan due and payable.

     9. ATTORNEY FEES. In consideration of this Agreement, Columbia Sportswear agrees to pay the indebtedness evidenced by the Note, to perform each and all of the conditions and covenants required to be performed by Columbia Sportswear under this Agreement, the Loan Agreement, the Note, Trust Deed and all other Loan Documents, and to pay all costs of Bank in connection with preparation and recording or breach of this Agreement, including, but not limited to, title insurance premiums, attorney fees, recording fees, escrow fees and taxes.

     As used in this Agreement or any other Loan Document, "attorney fees" shall include attorney fees, if any, which shall be incurred whether or not legal action is commenced and any such fees incurred at trial, arbitration, interpleader, bankruptcy, hearing or any judicial proceeding, and on appeal.


Page 3 - ASSUMPTION AGREEMENT

10.  ARBITRATION PROGRAM

     a. BINDING ARBITRATION. Upon the demand of any party ("Party/Parties")m to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than sixty (60) days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendments to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced to any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees, incurred by the other Party in obtaining a stay of any pending judicial proceeding or compelling arbitration of any Dispute. The parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as that term is used in the Federal Arbitration Act, ("FAA") Title 9 United States Code.

     b. GOVERNING RULES. Arbitrations conducted pursuant to this Arbitration Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the Commercial Arbitration Rules of the AAA. The FAA shall govern any judicial proceedings, resolve any issue of arbitrability, and procedurally govern any arbitration related to this Arbitration Program. The arbitrators(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. The Parties agree not to assert any claim for punitive damages or prejudgment interest except to the extent such awards are specifically authorized by statute. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction.

     c. PRESERVATION OF REMEDIES. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any Party to:
(1) foreclose against any real or personal property collateral or other security, or obtain a personal or deficiency award; (2) exercise self-help remedies (including repossession and setoff rights); or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder.


Page 4 - ASSUMPTION AGREEMENT

     d. ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. The Parties agree to select a neutral "qualified" arbitrator or a panel of three "qualified" arbitrators to resolve any Dispute hereunder. "Qualified" means a practicing attorney, with not less than ten (10) years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed One Million and No/100 Dollars ($1,000,000.00), shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed One Million and No/100 Dollars ($1,000,000.00) including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitration shall be a waiver of all Parties' claims to recover more than One Million and No/100 Dollars ($1,000,000.00). A Dispute involving claims or amounts in controversy exceeding One Million and No/100 Dollars ($1,000,000.00) shall be decided by a majority vote of a panel of three qualified arbitrators. The Arbitrator(s) shall not have the power to award punitive or exemplary damages except where such damages are specifically provided for by statute upon which the award is based. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, (1) to consolidate in a single proceeding any multiple party claims that are substantially identical; (2) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof; and (3) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause but shall have no power to change or alter the terms of this Arbitration Program. The Arbitrator(s) shall have the discretion to award reasonable attorneys' fees to the prevailing Party in any Dispute hereunder.

     e. MISCELLANEOUS. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable. The Parties understand that they have decided that upon demand of any of them, their Disputes may be resolved by arbitration rather than in a court and once so decided cannot later be brought, filed, or pursued in court.


Page 5 - ASSUMPTION AGREEMENT

     11. RELEASE OF ALL CLAIMS AND WAIVER OF ALL DEFENSES. In order to induce Bank to enter into this Agreement, Borrower and Columbia Sportswear hereby unconditionally waive and release Bank from all claims, defense, demands, damages, costs and causes of action of any kind or nature, known or unknown, existing or contingent to date relating to or arising out of the Loan, excepting therefrom, however, Bank's compliance with all of the terms and conditions of this Agreement and future compliance by Bank with all he terms and conditions of the Loan Agreement, Note, Trust Deed and Loan Documents.

     12. ADDITIONAL DOCUMENTS. Columbia Sportswear agrees to execute any additional documents requested by Bank to accomplish the assumption of the Loan by Columbia Sportswear.

     13. ALL OTHER TERMS UNMODIFIED. Except as specifically provided herein, the Loan Agreement, the Note, Trust Deed, and all other Loan Documents shall remain in full force and effect in accordance with their respective terms and conditions. This Agreement is subject to all of the conditions and covenants expressed in the Loan Agreement, Note, the Trust Deed, or in any other Loan Documents.

     14. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BEEN ENFORCEABLE. BORROWER AND COLUMBIA SPORTSWEAR ACKNOWLEDGE RECEIPT OF A COPY OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the date first above written.


COLUMBIA SPORTSWEAR COMPANY   FIRST INTERSTATE BANK OF OREGON, N.A.


By  /s/ Timothy P. Boyle                By J. Kennedy
    --------------------------             ----------------------------
Title  Pres.                            Title  Vice President
       -----------------------                 ------------------------


Page 6 - ASSUMPTION AGREEMENT

TATE OF OREGON      )
                    : ss.
County of MULTNOMAH )

     The foregoing instrument was acknowledged before me this 8th day of March, 1996 by Timothy P. Boyle, the President of COLUMBIA SPORTSWEAR COMPANY, on behalf of the corporation.

                              /s/ Mary F. Gordon
                              -------------------------------------------
                              Notary Public

STATE OF OREGON     )
                    : ss.
County of MULTNOMAH )

     The foregoing instrument was acknowledged before me this 11 day of March, 1996 by J. Kennedy, who is a Vice President of FIRST INTERSTATE BANK OF OREGON, N.A., on behalf of the association.

                              /s/ Cheryl Stahel-Eastman
                              -------------------------------------------
                              Notary Public


Page 7 - ASSUMPTION AGREEMENT